AMENDMENT TO

              AMENDED AND RESTATED SUBADVISORY CONSULTING AGREEMENT

                         DEUTSCHE ASSET MANAGEMENT, INC.


    AMENDMENT made as of this ___ day of ______, 2006 to the Amended and Restated Subadvisory Consulting Agreement dated October 17, 2005 (the "Agreement") among John Hancock Investment Management Services, LLC (formerly, Manufacturers Securities Services, LLC), a Delaware limited liability company (the "Adviser"), MFC Global Investment Management (U.S.A.) Limited, a Canadian Corporation (the "Subadviser") and Deutsche Asset Management, Inc., a Delaware corporation (the "Deutsche"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.  CHANGE IN APPENDIX A

    Appendix A of the Agreement, "Compensation of Deutsche," is hereby amended to add the subadvisory consulting fee for the following Portfolios:

    Lifecycle 2010 Portfolio
    Lifecycle 2015 Portfolio
    Lifecycle 2020 Portfolio
    Lifecycle 2025 Portfolio
    Lifecycle 2030 Portfolio
    Lifecycle 2035 Portfolio
    Lifecycle 2040 Portfolio
    Lifecycle 2045 Portfolio
    Lifecycle 2050 Portfolio
    Lifecycle Retirement Portfolio

2.  EFFECTIVE DATE

    This Amendment shall become effective on the later to occur of: (i) approval of the Amendment by the Board of Trustees of John Hancock Funds II (the "Trust") and (ii) execution of the Amendment.

         (THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

                                           JOHN HANCOCK INVESTMENT MANAGEMENT
                                           SERVICES, LLC


                                           By:
                                                    Name:
                                                    Title:



                                           MFC GLOBAL INVESTMENT MANAGEMENT
                                           (U.S.A.) LIMITED



                                           By:
                                                    Name:
                                                    Title:



                                           DEUTSCHE ASSET MANAGEMENT, INC.



                                           By:
                                                    Name:
                                                    Title:

                                   APPENDIX A


    The Deutsche shall serve as a subadviser consultant for each Portfolio of the Trust listed below. The Subadviser will pay the Deutsche, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the "Subadviser Consulting Fee"):

                                                                 Between
                                                               $1.5 billion
                                          First                    and                  Excess Over
                                      $1.5 billion             $7.5 billion            $7.5 billion
                                      of Aggregate             of Aggregate            of Aggregate
Portfolio                              Net Assets*             Net Assets*              Net Assets*
---------                             ------------             ------------            ------------

Lifecycle 2010 Portfolio

Lifecycle 2015 Portfolio

Lifecycle 2020 Portfolio

Lifecycle 2030 Portfolio

Lifecycle 2035 Portfolio

Lifecycle 2040 Portfolio

Lifecycle 2045 Portfolio

Lifecycle 2050 Portfolio

Lifecycle Retirement Portfolio

*The term Aggregate Net Assets includes the net assets of a Portfolio of the Trust. It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below, but in each case only for the period during which the Deutsche also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Consulting Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

Lifecycle 2010 Portfolio                 Lifecycle 2015 Portfolio
                                         Lifecycle 2020 Portfolio
                                         Lifecycle 2025 Portfolio
                                         Lifecycle 2030 Portfolio
                                         Lifecycle 2035 Portfolio
                                         Lifecycle 2040 Portfolio
                                         Lifecycle 2045 Portfolio
                                         Lifecycle 2050 Portfolio
                                         Lifecycle Retirement Portfolio
                                         Each a series of John Hancock Funds II

Lifecycle 2015 Portfolio                 Lifecycle 2010 Portfolio
                                         Lifecycle 2020 Portfolio
                                         Lifecycle 2025 Portfolio
                                         Lifecycle 2030 Portfolio
                                         Lifecycle 2035 Portfolio
                                         Lifecycle 2040 Portfolio
                                         Lifecycle 2045 Portfolio
                                         Lifecycle 2050 Portfolio
                                         Lifecycle Retirement Portfolio
                                         Each a series of John Hancock Funds II

Lifecycle 2020 Portfolio                 Lifecycle 2010 Portfolio
                                         Lifecycle 2015 Portfolio
                                         Lifecycle 2025 Portfolio
                                         Lifecycle 2030 Portfolio
                                         Lifecycle 2035 Portfolio
                                         Lifecycle 2040 Portfolio
                                         Lifecycle 2045 Portfolio
                                         Lifecycle 2050 Portfolio
                                         Lifecycle Retirement Portfolio
                                         Each a series of John Hancock Funds II

Lifecycle 2025 Portfolio                 Lifecycle 2010 Portfolio
                                         Lifecycle 2015 Portfolio
                                         Lifecycle 2020 Portfolio
                                         Lifecycle 2030 Portfolio
                                         Lifecycle 2035 Portfolio
                                         Lifecycle 2040 Portfolio
                                         Lifecycle 2045 Portfolio
                                         Lifecycle 2050 Portfolio
                                         Lifecycle Retirement Portfolio
                                         Each a series of John Hancock Funds II

Lifecycle 2030 Portfolio                 Lifecycle 2010 Portfolio
                                         Lifecycle 2015 Portfolio
                                         Lifecycle 2020 Portfolio
                                         Lifecycle 2025 Portfolio
                                         Lifecycle 2035 Portfolio
                                         Lifecycle 2040 Portfolio
                                         Lifecycle 2045 Portfolio
                                         Lifecycle 2050 Portfolio
                                         Lifecycle Retirement Portfolio
                                         Each a series of John Hancock Funds II

Lifecycle 2035 Portfolio                 Lifecycle 2010 Portfolio
                                         Lifecycle 2015 Portfolio
                                         Lifecycle 2020 Portfolio
                                         Lifecycle 2025 Portfolio
                                         Lifecycle 2030 Portfolio
                                         Lifecycle 2040 Portfolio
                                         Lifecycle 2045 Portfolio
                                         Lifecycle 2050 Portfolio
                                         Lifecycle Retirement Portfolio
                                         Each a series of John Hancock Funds II

Lifecycle 2040 Portfolio                 Lifecycle 2010 Portfolio
                                         Lifecycle 2015 Portfolio
                                         Lifecycle 2020 Portfolio
                                         Lifecycle 2025 Portfolio
                                         Lifecycle 2030 Portfolio
                                         Lifecycle 2035 Portfolio
                                         Lifecycle 2045 Portfolio
                                         Lifecycle 2050 Portfolio
                                         Lifecycle Retirement Portfolio
                                         Each a series of John Hancock Funds II

Lifecycle 2045 Portfolio                 Lifecycle 2010 Portfolio
                                         Lifecycle 2015 Portfolio
                                         Lifecycle 2020 Portfolio
                                         Lifecycle 2025 Portfolio
                                         Lifecycle 2030 Portfolio
                                         Lifecycle 2035 Portfolio
                                         Lifecycle 2040 Portfolio
                                         Lifecycle 2050 Portfolio
                                         Lifecycle Retirement Portfolio
                                         Each a series of John Hancock Funds II

Lifecycle 2050 Portfolio                 Lifecycle 2010 Portfolio
                                         Lifecycle 2015 Portfolio
                                         Lifecycle 2020 Portfolio
                                         Lifecycle 2025 Portfolio
                                         Lifecycle 2030 Portfolio
                                         Lifecycle 2035 Portfolio
                                         Lifecycle 2040 Portfolio
                                         Lifecycle 2045 Portfolio
                                         Lifecycle Retirement Portfolio
                                         Each a series of John Hancock Funds II

Lifecycle Retirement Portfolio           Lifecycle 2010 Portfolio
                                         Lifecycle 2015 Portfolio
                                         Lifecycle 2020 Portfolio
                                         Lifecycle 2025 Portfolio
                                         Lifecycle 2030 Portfolio
                                         Lifecycle 2035 Portfolio
                                         Lifecycle 2040 Portfolio
                                         Lifecycle 2045 Portfolio
                                         Lifecycle 2050 Portfolio
                                         Each a series of John Hancock Funds II


    The Subadviser Consulting Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Subadviser Consulting Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Deutsche with such information as Deutsche may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Deutsche.

    If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.